EXHIBIT 99.1

                                IRREVOCABLE PROXY

     THIS IRREVOCABLE PROXY, dated May 19, 1997, is granted by Credit Suisse First Boston Corporation (the "Stockholder")

     WHEREAS Computervision Corporation, a Delaware corporation (the "Company"), has scheduled its Annual Meeting of Stockholders to be held on June 10, 1997 (the "Annual Meeting") for the purpose of, among other matters, electing certain nominees to serve as Directors of the Company; and

     WHEREAS the Stockholder has consulted with the Company and has recommended certain of the nominees to be presented for election at the Annual Meeting; and

     WHEREAS the Company, as a condition to the mailing of the proxy statement to the Company's stockholders for the Annual Meeting, desires to assure that the nominees to serve as Directors of the Company are satisfactory to the Stockholder and that the Stockholder will vote in favor of such nominees;

     NOW THEREFORE, in consideration of the Company's submission to the stockholders for election at the Annual Meeting of the Class I nominee and the Class II nominee set forth in Exhibit A attached hereto (the "Stockholder's Nominees"), the Stockholder hereby agrees as follows:

     1. In accordance with Delaware General Corporate Law Section 215, the Stockholder hereby grants to, and appoints, Russell E. Planitzer as its irrevocable proxy and attorney-in-fact (with the full power of substitution) to vote all of the shares of common stock of the Company, par value $.01 per share, owned of record or beneficially or hereafter acquired by the Stockholder (the "Shares") at the Annual Meeting (including any postponement or adjournment thereof or any special meeting called in lieu of the Annual Meeting) in favor of all of the nominees for Class I and Class II Directors listed on Exhibit B attached hereto (the additional Class II nominees, together with the "Stockholder's Nominees," the "Nominees").

     2. Russell E. Planitzer, in his capacity as proxy (the "Proxy"), hereby agrees that, prior to the termination of this Irrevocable Proxy pursuant to
Section 3 below, the Proxy shall be present at the Annual Meeting (including any postponement or adjournment thereof or any special meeting called in lieu of the Annual Meeting) and shall vote (or cause to be voted) the Shares in favor of the Nominees. The Proxy hereby agrees that the Proxy shall not have the authority to vote the Shares on any other matters that may come before the stockholders at the Annual Meeting (including any postponement or adjournment thereof or any special meeting called in lieu of the Annual Meeting).

     3. This Irrevocable Proxy shall terminate on the date (the "Termination Date") which shall be the earlier of (a) the final adjournment of the Annual Meeting or (b) June 30, 1997. This Irrevocable Proxy also shall automatically terminate if (i) the Company's proxy statement is amended for any reason after filing with the Securities and Exchange Commission (the "SEC"); (ii) the Company files a preliminary proxy statement with the SEC or (iii) the Stockholder's Nominees are not included for any reason in any proxy statement filed with the SEC by the Company.

     4. The Stockholder intends that this Proxy is coupled with an interest in the Shares and in the Company, and, as a result, this Proxy shall be irrevocable until the Termination Date, whereupon it shall automatically lapse. The Stockholder shall not grant any other proxies with respect to the Shares prior to the Termination Date.

     5. The Stockholder agrees to execute and deliver to the Company such additional documents as the Company may reasonably request to effectuate or further secure and protect the rights of the Proxy.

     6. The Stockholder acknowledges that this Proxy provides rights which are unique and that the Proxy will not have adequate remedies at law for the Stockholder's failure to perform its obligations hereunder. Accordingly, it is agreed that the Proxy shall have the right to specific performance and equitable injunctive relief for the enforcement of such obligations.

     7. This Proxy shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, the Stockholder has caused this Irrevocable Proxy to be duly executed as of the date hereof.


                               CREDIT SUISSE FIRST BOSTON CORPORATION


                               By  /s/ David Matlin
                                   -----------------
                                   Name:  David Matlin
                                   Title: Managing Director


                               By: /s/ Russell E. Planitzer
                                   ------------------------
                                   Russell E. Planitzer


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                                    EXHIBIT A

                             STOCKHOLDER'S NOMINEES

Sanjiv Ahuja (Class II)
Henry Ancona (Class I)

                                    EXHIBIT B

 Class I
 -------

 Henry Ancona

 Class II
 --------

 Sanjiv Ahuja
 Kathleen A. Cote
 Andrew G.C. Sage, II